SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 11, 2003

CYTATION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-5388	16-0961436
(Commission File Number)	(I.R.S. Employer Identification Number)

251 Thames Street, No. 8, Bristol, RI	02809
(Address of Principal Executive Offices)	(Zip Code)

(401) 254-8800
(Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

On March 21, 2003, the Board of Directors of the Company declared a stock dividend in shares of American Radio Empire, Inc., a privately held corporation in the business of acquiring and operating small market radio stations ("ARE"). Pursuant to the resolution of the Company's Board of Directors, one share of ARE common stock was to be distributed for each one share of the Company's common stock owned by the Company's stockholders of record on April 7, 2003. The "pay date", or the date of the distribution of the ARE shares, was to be approximately three business days after ARE's registration statement to be filed with the Securities and Exchange Commission ("SEC") had been declared effective.

ARE was unable to file its registration statement by June 7, 2003, the date which is 60 days after the April 7, 2003 record date. The Company has entered into a new agreement with ARE pursuant to which ARE has agreed to file a registration statement with the SEC later in 2003. There can be no assurance, however, that ARE will be able to file a registration statement or that, if filed, it will be declared effective. At such time as the registration statement is filed, the Company will consider whether to establish a new record date for the distribution of ARE shares and the basis upon which a distribution to the Company's stockholders, if any, will be made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CYTATION CORPORATION

                                               /s/ Richard A. Fisher
                                              Name:   Richard A. Fisher
                                              Title:    Chairman

DATE: August 11, 2003